Exhibit 99.1

Federated Hermes, Inc. reports record assets under management with fourth quarter and full-year 2024 earnings
•Q4 2024 earnings per diluted share of $1.04; full-year 2024 EPS of $3.23
•Total assets under management at record $829.6 billion
•Board declares $0.31 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 30, 2025) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active investing, today reported earnings per diluted share (EPS) for Q4 2024 of $1.04, compared to $0.96 for the same quarter last year, on net income of $84.7 million for Q4 2024, compared to $82.2 million for Q4 2023. Full-year 2024 EPS was $3.23, compared to $3.40 for 2023 on net income of $268.3 million for 2024, compared to $299.0 million for 2023. Federated Hermes' full-year 2024 results include a $66.3 million non-cash expense, or ($0.73) per diluted share, related to the Q2 2024 impairment of an indefinite-lived intangible asset.
Federated Hermes' total managed assets were a record $829.6 billion at Dec. 31, 2024, up $72.0 billion or 10% from $757.6 billion at Dec. 31, 2023 and up $29.1 billion or 4% from $800.5 billion at Sept. 30, 2024. Average managed assets for Q4 2024 were $804.4 billion, up $76.4 billion or 10% from $728.0 billion reported for Q4 2023 and up $10.9 billion or 1% from $793.5 billion reported for Q3 2024.
"Federated Hermes' record assets at year-end were driven by another quarter of money market asset increases, as all segments of our liquidity products offered exceptional cash management resources, as well as opportunities for attractive returns in balanced client portfolios," said J. Christopher Donahue, president and chief executive officer. "We also continued to see investor interest in a range of fixed-income strategies, from multisector to ultrashorts to emerging market debt. In equities, we saw net positive flows into the full range of our quantitative MDT equity products—in large-, mid- and small-cap funds and ETFs."
Federated Hermes' board of directors declared a quarterly dividend of $0.31 per share. The dividend is payable on Feb. 14, 2025 to shareholders of record as of Feb. 7, 2025. During Q4 2024, Federated Hermes purchased 552,533 shares of Federated Hermes class B common stock for $22.1 million, bringing the total shares of Class B common stock purchased in 2024 to 4,012,017 shares for $133.6 million.
Federated Hermes' equity assets were $79.4 billion at Dec. 31, 2024, up $0.1 billion from $79.3 billion at Dec. 31, 2023 and down $4.2 billion or 5% from $83.6 billion at Sept. 30, 2024. Top-selling equity funds on a net basis during Q4 2024 were Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes MDT Large Cap Growth Fund, Federated Hermes U.S. SMID Equity Fund, Federated Hermes MDT All Cap Core Fund and Federated Hermes U.S. Strategic Dividend ETF.
Federated Hermes' fixed-income assets were $98.1 billion at Dec. 31, 2024, up $3.2 billion or 3% from $94.9 billion at Dec. 31, 2023 and down $2.1 billion or 2% from $100.2 billion at Sept. 30, 2024. Top-selling fixed-income funds on a net basis during Q4 2024 were Federated Hermes Total Return Bond Fund, Federated Hermes Government Ultrashort Fund, Federated Hermes Emerging Markets Debt Fund, Federated Hermes Short-Term Income Fund and Federated Hermes Conservative Municipal Microshort Fund.

MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Ray Hanley 412-288-1920

Federated Hermes reports Q4 and full-year 2024 earnings	Page 2 of 12
Federated Hermes' alternative/private markets assets were $18.9 billion at Dec. 31, 2024, down $1.7 billion or 8% from $20.6 billion at Dec. 31, 2023 and down $1.8 billion or 9% from $20.7 billion at Sept. 30, 2024.
Federated Hermes' money market assets were a record $630.3 billion at Dec. 31, 2024, up $70.3 billion or 13% from $560.0 billion at Dec. 31, 2023 and up $37.3 billion or 6% from $593.0 billion at Sept. 30, 2024. Money market mutual fund assets were a record $461.7 billion at Dec. 31, 2024, up $55.5 billion or 14% from $406.2 billion at Dec. 31, 2023 and up $21.3 billion or 5% from $440.4 billion at Sept. 30, 2024. Federated Hermes' money market separate account assets were a record $168.6 billion at Dec. 31, 2024, up $14.8 billion or 10% from $153.8 billion at Dec. 31, 2023 and up $16.0 billion or 10% from $152.6 billion at Sept. 30, 2024.
Financial Summary
Q4 2024 vs. Q4 2023
Revenue increased $33.2 million or 8% primarily due to an increase in revenue from higher average money market and equity assets.
During Q4 2024, Federated Hermes derived 51% of its revenue from money market assets, 48% from long-term assets (29% from equity assets, 12% from fixed-income assets and 7% from alternative/private markets and multi-asset) and 1% from sources other than managed assets.
Operating expenses increased $25.3 million or 9% primarily due to an increase in compensation expense primarily from higher incentive compensation, an increase in distribution expenses resulting primarily from higher average managed money market and equity fund assets and an increase in other expense resulting primarily from fluctuations in foreign currency exchange rates.
Nonoperating income (expenses), net decreased $12.8 million primarily due to a decrease in the market value of investments in Q4 2024 compared to an increase in the market value of investments in Q4 2023.
Q4 2024 vs. Q3 2024
Revenue increased $16.2 million or 4% primarily due to an increase in revenue from higher average equity and money market assets.
Operating expenses increased $17.5 million or 6% primarily due to an increase in other expense resulting primarily from fluctuations in foreign currency exchange rates, an increase in advertising and promotional expenses and an increase in distribution expenses resulting primarily from higher average managed money market fund assets.
Nonoperating income (expenses), net decreased $9.0 million primarily due to a decrease in the market value of investments in Q4 2024 compared to an increase in the market value of investments in Q3 2024.
2024 vs. 2023
Revenue increased $22.5 million or 1% primarily due to an increase in revenue from higher average money market and fixed-income assets. These increases were partially offset by a decrease in carried interest of $50.0 million, including a decrease of $32.3 million of carried interest from consolidated carried interest vehicles, which is offset in compensation expense, and a decrease in revenue due to lower average equity and alternative/private markets assets.
During 2024, Federated Hermes derived 51% of its revenue from money market assets, 48% from long-term assets (29% from equity assets, 12% from fixed-income assets and 7% from alternative/private markets and multi-asset) and 1% from sources other than managed assets.
Operating expenses increased by $48.6 million or 4% primarily due to a $66.3 million increase in intangible asset-expense resulting from the impairment of an intangible asset in Q2 2024 associated with the 2018 acquisition of Federated Hermes

Federated Hermes reports Q4 and full-year 2024 earnings	Page 3 of 12
Limited, offset by a decrease in compensation expense primarily resulting from the previously mentioned lower carried interest from consolidated carried interest vehicles.
Nonoperating income (expenses), net decreased $3.6 million primarily due to a smaller increase in the market value of investments in 2024 compared to the increase in the market value of investments in 2023. This decrease was partially offset by an increase in investment income from larger investment balances and an increase in yields due to higher interest rates.
Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Jan. 31, 2025. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, visit FederatedHermes.com/us at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Jan. 31, 2025. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 51862. The online replay will be available via FederatedHermes.com/us for one year.
About Federated Hermes
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $829.6 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 10,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers, the top 9% of money market fund managers and the top 10% of fixed-income fund managers2 in the industry. For more information, including an analyst presentation, visit FederatedHermes.com/us.
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1) As of Dec. 31, 2024.
2) Morningstar, Dec. 31, 2024. Based on U.S. fund flows rankings.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Certain statements in this press release, such as those related to performance, investment strategies and uses, investor preferences and demand, asset flows and asset mix constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q4 and full-year 2024 earnings	Page 4 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2023 to Q4 2024	Quarter Ended	% Change Q3 2024 to Q4 2024
	Dec. 31, 2024	Dec. 31, 2023		Sept. 30, 2024
Revenue
Investment advisory fees, net	$288,329	$264,693	9%	$274,621	5%
Administrative service fees, net	99,711	90,930	10	97,687	2
Other service fees, net	36,643	35,874	2	36,148	1
Total Revenue	424,683	391,497	8	408,456	4

Operating Expenses
Compensation and related	137,165	127,504	8	136,027	1
Distribution	98,070	90,940	8	95,859	2
Systems and communications	23,843	20,944	14	23,656	1
Professional service fees	20,307	16,632	22	19,849	2
Office and occupancy	10,328	10,159	2	9,884	4
Advertising and promotional	7,785	9,684	(20)	5,378	45
Travel and related	4,058	4,308	(6)	4,221	(4)
Intangible asset related	3,230	3,676	(12)	3,504	(8)
Other	9,470	5,080	86	(1,664)	NM
Total Operating Expenses	314,256	288,927	9	296,714	6
Operating Income	110,427	102,570	8	111,742	(1)

Nonoperating Income (Expenses)
Investment income (loss), net	5,037	17,418	(71)	14,015	(64)
Debt expense	(3,187)	(3,142)	1	(3,170)	1
Other, net	54	461	(88)	16	238
Total Nonoperating Income (Expenses), net	1,904	14,737	(87)	10,861	(82)
Income before income taxes	112,331	117,307	(4)	122,603	(8)
Income tax provision	28,477	31,260	(9)	32,262	(12)
Net income including the noncontrolling interests in subsidiaries	83,854	86,047	(3)	90,341	(7)
Less: Net (loss) income attributable to the noncontrolling interests in subsidiaries	(862)	3,869	(122)	2,803	(131)
Net Income	$84,716	$82,178	3%	$87,538	(3)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$1.04	$0.96	8%	$1.06	(2)%
Weighted-Average Shares Outstanding
Basic	78,300	81,961		78,690
Diluted	78,300	81,973		78,706
Dividends Declared Per Share	$0.31	$0.28		$0.31
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $3.6 million, $3.6 million and $3.7 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Dec. 31, 2024, Dec. 31, 2023 and Sept. 30, 2024, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q4 and full-year 2024 earnings	Page 5 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2024	Dec. 31, 2023	% Change
Revenue
Investment advisory fees, net	$1,097,866	$1,115,783	(2)%
Administrative service fees, net—affiliates	387,531	343,332	13
Other service fees, net	146,696	150,459	(3)
Total Revenue	1,632,093	1,609,574	1

Operating Expenses
Compensation and related	540,486	563,388	(4)
Distribution	382,327	371,198	3
Systems and communications	92,515	84,203	10
Intangible asset related	79,361	13,870	472
Professional service fees	78,353	69,514	13
Office and occupancy	39,946	45,069	(11)
Advertising and promotional	24,090	22,992	5
Travel and related	15,399	15,409	0
Other	18,149	36,382	(50)
Total Operating Expenses	1,270,626	1,222,025	4
Operating Income	361,467	387,549	(7)

Nonoperating Income (Expenses)
Investment income (loss), net	32,668	35,740	(9)
Debt expense	(12,665)	(12,519)	1
Other, net	139	562	(75)
Total Nonoperating Income (Expenses), net	20,142	23,783	(15)
Income before income taxes	381,609	411,332	(7)
Income tax provision	113,179	106,551	6
Net income including the noncontrolling interests in subsidiaries	268,430	304,781	(12)
Less: Net income attributable to the noncontrolling interests in subsidiaries	116	5,801	(98)
Net Income	$268,314	$298,980	(10)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$3.23	$3.40	(5)%
Weighted-Average Shares Outstanding
Basic	79,426	83,858
Diluted	79,430	83,863
Dividends Declared Per Share	$2.21	$1.11
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $11.6 million and $14.0 million available to unvested restricted Federated Hermes shareholders for the years ended Dec. 31, 2024 and Dec. 31, 2023, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q4 and full-year 2024 earnings	Page 6 of 12

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2024	Dec. 31, 2023
Assets
Cash and other investments	$641,042	$560,675
Other current assets	140,310	160,054
Intangible assets, net, including goodwill	1,132,699	1,216,605
Other long-term assets	170,633	164,510
Total Assets	$2,084,684	$2,101,844

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$289,193	$287,343
Long-term debt	348,106	347,843
Other long-term liabilities	296,665	312,561
Redeemable noncontrolling interests	55,514	25,845
Equity excluding treasury stock	1,728,044	1,649,655
Treasury stock	(632,838)	(521,403)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,084,684	$2,101,844

Federated Hermes reports Q4 and full-year 2024 earnings	Page 7 of 12

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Year Ended
	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023
Equity
Beginning assets	$83,609	$77,851	$77,315	$79,291	$81,523
Sales[1]	4,868	3,607	3,335	16,201	17,732
Redemptions[1]	(7,388)	(5,046)	(8,005)	(26,856)	(24,742)
Net sales (redemptions)[1]	(2,520)	(1,439)	(4,670)	(10,655)	(7,010)
Net exchanges	(39)	(4)	(6)	(29)	120
Impact of foreign exchange[2]	(1,313)	725	891	(1,143)	538
Market gains and (losses)[3]	(314)	6,476	5,761	11,959	4,120
Ending assets	$79,423	$83,609	$79,291	$79,423	$79,291

Fixed Income
Beginning assets	$100,171	$95,294	$89,765	$94,920	$86,743
Sales[1]	6,400	7,345	7,594	25,590	26,809
Redemptions[1]	(7,345)	(5,942)	(6,669)	(25,381)	(23,892)
Net sales (redemptions)[1]	(945)	1,403	925	209	2,917
Net exchanges	35	(12)	7	(163)	(113)
Impact of foreign exchange[2]	(160)	98	143	(141)	128
Market gains and (losses)[3]	(1,042)	3,388	4,080	3,234	5,245
Ending assets	$98,059	$100,171	$94,920	$98,059	$94,920

Alternative / Private Markets
Beginning assets	$20,683	$20,061	$20,337	$20,551	$20,802
Sales[1]	618	558	700	2,584	3,268
Redemptions[1]	(1,487)	(881)	(755)	(4,285)	(3,158)
Net sales (redemptions)[1]	(869)	(323)	(55)	(1,701)	110
Net exchanges	(1)	12	(3)	187	(9)
Impact of foreign exchange[2]	(1,188)	1,017	836	(376)	981
Market gains and (losses)[3]	239	(84)	(564)	203	(1,333)
Ending assets	$18,864	$20,683	$20,551	$18,864	$20,551

Multi-asset
Beginning assets	$2,958	$2,876	$2,728	$2,867	$2,989
Sales[1]	45	38	34	169	144
Redemptions[1]	(97)	(94)	(142)	(416)	(548)
Net sales (redemptions)[1]	(52)	(56)	(108)	(247)	(404)
Net exchanges	8	4	8	13	11
Market gains and (losses)[3]	(31)	134	239	250	271
Ending assets	$2,883	$2,958	$2,867	$2,883	$2,867

Total Long-term Assets
Beginning assets	$207,421	$196,082	$190,145	$197,629	$192,057
Sales[1]	11,931	11,548	11,663	44,544	47,953
Redemptions[1]	(16,317)	(11,963)	(15,571)	(56,938)	(52,340)
Net sales (redemptions)[1]	(4,386)	(415)	(3,908)	(12,394)	(4,387)
Net exchanges	3	0	6	8	9
Impact of foreign exchange[2]	(2,661)	1,840	1,870	(1,660)	1,647
Market gains and (losses)[3]	(1,148)	9,914	9,516	15,646	8,303
Ending assets	$199,229	$207,421	$197,629	$199,229	$197,629
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed products, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q4 and full-year 2024 earnings	Page 8 of 12

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Dec. 31, 2024
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$45,391	$38,218	$46,027	$54,144	$12,558	$8,125	$2,823	$135	$106,799	$100,622
Sales	3,127	1,741	4,056	2,344	477	141	44	1	7,704	4,227
Redemptions	(3,442)	(3,946)	(3,748)	(3,597)	(1,112)	(375)	(90)	(7)	(8,392)	(7,925)
Net sales (redemptions)	(315)	(2,205)	308	(1,253)	(635)	(234)	(46)	(6)	(688)	(3,698)
Net exchanges	(39)	0	36	(1)	(1)	0	8	0	4	(1)
Impact of foreign exchange[2]	(604)	(709)	(96)	(64)	(672)	(516)	0	0	(1,372)	(1,289)
Market gains and (losses)[3]	(681)	367	(725)	(317)	251	(12)	(21)	(10)	(1,176)	28
Ending assets	$43,752	$35,671	$45,550	$52,509	$11,501	$7,363	$2,764	$119	$103,567	$95,662

	Year Ended
	Dec. 31, 2024
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$42,513	$36,778	$43,908	$51,012	$12,379	$8,172	$2,730	$137	$101,530	$96,099
Sales	10,220	5,981	15,307	10,283	2,144	440	163	6	27,834	16,710
Redemptions	(13,979)	(12,877)	(14,760)	(10,621)	(3,478)	(807)	(396)	(20)	(32,613)	(24,325)
Net sales (redemptions)	(3,759)	(6,896)	547	(338)	(1,334)	(367)	(233)	(14)	(4,779)	(7,615)
Net exchanges	(29)	0	(145)	(18)	187	0	13	0	26	(18)
Impact of foreign exchange[2]	(453)	(690)	(68)	(73)	(216)	(160)	0	0	(737)	(923)
Market gains and (losses)[3]	5,480	6,479	1,308	1,926	485	(282)	254	(4)	7,527	8,119
Ending assets	$43,752	$35,671	$45,550	$52,509	$11,501	$7,363	$2,764	$119	$103,567	$95,662
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q4 and full-year 2024 earnings	Page 9 of 12
Unaudited Changes in Long-Term Assets - By Product Type
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023

Total Fund Assets
Beginning assets	$106,799	$101,247	$98,378	$101,530	$102,423
Sales	7,704	6,646	5,999	27,834	26,191
Redemptions	(8,392)	(7,234)	(9,578)	(32,613)	(34,003)
Net sales (redemptions)	(688)	(588)	(3,579)	(4,779)	(7,812)
Net exchanges	4	14	(7)	26	3
Impact of foreign exchange[1]	(1,372)	1,060	1,002	(737)	1,025
Market gains and (losses)[2]	(1,176)	5,066	5,736	7,527	5,891
Ending assets	$103,567	$106,799	$101,530	$103,567	$101,530

Total Separate Accounts Assets[3]
Beginning assets	$100,622	$94,835	$91,767	$96,099	$89,634
Sales[4]	4,227	4,902	5,664	16,710	21,762
Redemptions[4]	(7,925)	(4,729)	(5,993)	(24,325)	(18,337)
Net sales (redemptions)[4]	(3,698)	173	(329)	(7,615)	3,425
Net exchanges	(1)	(14)	13	(18)	6
Impact of foreign exchange[1]	(1,289)	780	868	(923)	622
Market gains and (losses)[2]	28	4,848	3,780	8,119	2,412
Ending assets	$95,662	$100,622	$96,099	$95,662	$96,099

Total Long-term Assets[3]
Beginning assets	$207,421	$196,082	$190,145	$197,629	$192,057
Sales[4]	11,931	11,548	11,663	44,544	47,953
Redemptions[4]	(16,317)	(11,963)	(15,571)	(56,938)	(52,340)
Net sales (redemptions)[4]	(4,386)	(415)	(3,908)	(12,394)	(4,387)
Net exchanges	3	0	6	8	9
Impact of foreign exchange[1]	(2,661)	1,840	1,870	(1,660)	1,647
Market gains and (losses)[2]	(1,148)	9,914	9,516	15,646	8,303
Ending assets	$199,229	$207,421	$197,629	$199,229	$197,629
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q4 and full-year 2024 earnings	Page 10 of 12

Unaudited Managed Assets (in millions)	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024	Dec. 31, 2023
By Asset Class
Equity	$79,423	$83,609	$77,851	$80,157	$79,291
Fixed-income	98,059	100,171	95,294	96,325	94,920
Alternative / private markets	18,864	20,683	20,061	20,465	20,551
Multi-asset	2,883	2,958	2,876	2,928	2,867
Total long-term assets	199,229	207,421	196,082	199,875	197,629
Money market	630,349	593,030	586,647	578,811	559,993
Total Managed Assets	$829,578	$800,451	$782,729	$778,686	$757,622

By Product Type
Funds:
Equity	$43,752	$45,391	$42,404	$43,415	$42,513
Fixed-income	45,550	46,027	43,842	44,481	43,908
Alternative / private markets	11,501	12,558	12,258	12,458	12,379
Multi-asset	2,764	2,823	2,743	2,789	2,730
Total long-term assets	103,567	106,799	101,247	103,143	101,530
Money market	461,720	440,397	425,627	417,102	406,166
Total Fund Assets	$565,287	$547,196	$526,874	$520,245	$507,696
Separate Accounts:
Equity	$35,671	$38,218	$35,447	$36,742	$36,778
Fixed-income	52,509	54,144	51,452	51,844	51,012
Alternative / private markets	7,363	8,125	7,803	8,007	8,172
Multi-asset	119	135	133	139	137
Total long-term assets	95,662	100,622	94,835	96,732	96,099
Money market	168,629	152,633	161,020	161,709	153,827
Total Separate Account Assets	$264,291	$253,255	$255,855	$258,441	$249,926
Total Managed Assets	$829,578	$800,451	$782,729	$778,686	$757,622

Federated Hermes reports Q4 and full-year 2024 earnings	Page 11 of 12

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	March 31, 2024	Dec. 31, 2023
By Asset Class
Equity	$82,247	$80,220	$78,137	$78,969	$76,009
Fixed-income	98,254	97,563	95,484	95,791	91,927
Alternative / private markets	19,754	20,455	20,306	20,485	20,623
Multi-asset	2,934	2,910	2,889	2,874	2,744
Total long-term assets	203,189	201,148	196,816	198,119	191,303
Money market	601,169	592,304	582,758	578,383	536,727
Total Avg. Managed Assets	$804,358	$793,452	$779,574	$776,502	$728,030
By Product Type
Funds:
Equity	$45,261	$43,632	$42,274	$42,355	$40,296
Fixed-income	45,654	44,977	43,910	43,857	42,705
Alternative / private markets	12,010	12,451	12,331	12,377	12,571
Multi-asset	2,811	2,775	2,737	2,739	2,615
Total long-term assets	105,736	103,835	101,252	101,328	98,187
Money market	445,775	436,418	419,999	414,902	392,946
Total Avg. Fund Assets	$551,511	$540,253	$521,251	$516,230	$491,133
Separate Accounts:
Equity	$36,986	$36,588	$35,863	$36,614	$35,713
Fixed-income	52,600	52,586	51,574	51,934	49,222
Alternative / private markets	7,744	8,004	7,975	8,108	8,052
Multi-asset	123	135	152	135	129
Total long-term assets	97,453	97,313	95,564	96,791	93,116
Money market	155,394	155,886	162,759	163,481	143,781
Total Avg. Separate Account Assets	$252,847	$253,199	$258,323	$260,272	$236,897
Total Avg. Managed Assets	$804,358	$793,452	$779,574	$776,502	$728,030

Federated Hermes reports Q4 and full-year 2024 earnings	Page 12 of 12

Unaudited Average Managed Assets	Year Ended
(in millions)	Dec. 31, 2024	Dec. 31, 2023
By Asset Class
Equity	$79,893	$81,348
Fixed-income	96,773	89,079
Alternative / private markets	20,250	21,096
Multi-asset	2,902	2,887
Total long-term assets	199,818	194,410
Money market	588,653	511,568
Total Avg. Managed Assets	$788,471	$705,978
By Product Type
Funds:
Equity	$43,380	$43,314
Fixed-income	44,600	43,482
Alternative / private markets	12,292	12,999
Multi-asset	2,766	2,749
Total long-term assets	103,038	102,544
Money market	429,273	365,500
Total Avg. Fund Assets	$532,311	$468,044
Separate Accounts:
Equity	$36,513	$38,034
Fixed-income	52,173	45,597
Alternative / private markets	7,958	8,097
Multi-asset	136	138
Total long-term assets	96,780	91,866
Money market	159,380	146,068
Total Avg. Separate Account Assets	$256,160	$237,934
Total Avg. Managed Assets	$788,471	$705,978